UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2008

CHINA WIND SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-16335	74-2235008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China
(Address of principal executive offices (zip code))

86-51083397559
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On January 30, 2008, China Wind Systems, Inc. (the “Company”) dismissed Comiskey & Company, P.C. (“Comiskey”) as the Company’s independent accountant and hired Sherb and Co., LLP (“Sherb”) as the Company’s independent accountant. The dismissal of Comiskey was approved and ratified by our Board of Directors’ on January 30, 2008.

Comiskey audited our financial statements for the periods ended April 30, 2007 and 2006. Comiskey did not resign or decline to stand for re-election.

Comiskey's report dated July 23, 2007, on our balance sheet as of April 30, 2007 and the related statements of operations, stockholders' deficit, and cash flows for the years ended April 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Comiskey which occurred on January 31, 2008, we had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement if not resolved to the satisfaction of Comiskey, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The decision to change accountants from Comsikey was approved by our Board of Directors on January 30, 2008. Sherb was engaged by the Company’s operating companies, Wuxi Huayang Dyeing Machinery Co., Ltd. and Wuxi Huayang Electrical Equipment Co., Ltd. (the “Huayang Companies”) in 2007. As a result of the Share Exchange Agreement by and among us and Fulland Limited (“Fulland”) that closed on November 13, 2007, our operations are conducted solely through the Huayang Companies. Accordingly, we believe that it is was in our best interest to appoint Sherb to be our independent registered accountant, and therefore have retained Sherb as our new independent registered accounting firm.

During our two most recent fiscal years and the subsequent interim period prior to retaining Sherb, which occurred on January 30, 2008: (1) Neither we nor anyone on our behalf consulted Sherb regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-B and (2) Sherb did not  provide us with a written  report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Comiskey and Company, P.C. dated February 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Wind Systems, Inc.

By:	/s/ Adam Wasserman
Date: February 8, 2008	Adam Wasserman
Chief Financial Officer